Exhibit 5.1

Securities Compliance Group, Ltd

2100 Manchester Road Suite 615

Wheaton, IL 60187

Tel. (888) 978.9901

www.IBankAttorneys.com

February 11, 2016

International Land Alliance, Inc.

1501 India Street, Suite 103109

San Diego, California 92101

Re: Opinion of Counsel – Registration Statement on Form S-1

To the Board of Directors:

I have been engaged as counsel to International Land Alliance, Inc. in connection with the preparation and filing of a registration statement on Form S-1. The registration statement covers the registration under the Securities Act of 1933 of 2,730,000 common shares, par value $0.001, to be sold by International Land Alliance, Inc. a Wyoming corporation.

In connection with the opinion contained herein, I have examined the registration statement, the articles of incorporation and bylaws, the minutes of meetings of its board of directors, as well as all other documents necessary to render an opinion. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, I am of the opinion that the 2,730,000 common shares being sold pursuant to the registration statement are duly authorized and will be, when issued in the manner described in the registration, legally and validly issued, fully paid and non-assessable.

The opinion opines upon the laws of the State of Wyoming and reported judicial decisions interpreting those laws. This opinion does not address or relate to any specific state securities laws. I assume no duty to communicate with the registrant in respect to any matter that comes to my attention after the date of effectiveness of the registration statement.

I further consent to the use of this opinion as an exhibit to the registration statement and to the reference to my firm in the prospectus made part of the registration statement.

Yours very truly,

/s/ Adam S. Tracy

Adam S. Tracy